UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018

ZAGG INC
(Exact name of registrant as specified in its charter)

Delaware	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 West Legacy Center Way, Suite 500 Midvale, Utah 84047
(Address of principal executive offices; zip code)

(801) 263-0699
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 23, 2018, the compensation committee (the “Compensation Committee”) of the board of directors of ZAGG Inc, a Delaware corporation (the “Company”) adopted a resolution which provides that with respect to all performance-based equity awards granted on and after the date of the adoption of such resolution, upon a change-in-control and termination of employment without cause or for good reason, outstanding awards shall (i) not accelerate, (ii) be forfeited or terminated, (iii) vest pro-rata based on actual performance and/or (vi) vest pro-rata at target award levels based on the elapsed portion of the performance period, as determined by the Compensation Committee and set forth in the recipient’s award agreement.

Item 8.01	Other Events
The information set forth under Item 5.02 of this Current Report on Form 8-K is hereby incorporated into this Item 8.01 by reference.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG INC

Dated: April 27, 2018	/s/ BRADLEY J. HOLIDAY
Bradley J. Holiday
Chief Financial Officer
(Principal financial officer)